Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20090880802-47
Filing Date and Time 12/23/2009 10:30 AM
Entity Number EO655962009-8

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	Ciglarette, Inc.

2.Resident Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent:		CSC Services of Nevada Inc
	☐ Noncommercial Registered Agent (name and address below)		OR	☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address			City		Zip Code
Nevada
	Mailing Address (If different from street address)			City		Zip code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares With par value:	100,000,000 shares preferred stock 50,000,000 shares common stock	Par value Per share:	$.0001	Number of Shares Without par value:
4. Name and Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)	1.		Lisan Rahman
Name
	19924 Shallow Creek Loop			Manassas	VA	20109
	Street Address			City	State	Zip Code
2
Name

	Street Address			City	State	Zip Code
5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than one Incorporator)	Corporation Service Company			X By: /s/ Elizabeth R. Konieczny
	Name			Incorporator Signature:
	830 Bear Tavern Road			West Trenton	NJ	08628
	Address			City	State	Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named Entity. CSC Services of Nevada Inc
	X By: /s/ Elizabeth R. Konieczny				12/23/2009
	Authorized Signature or Registrant Agent or on Behalf of Registered Agent Entity				Date
                Elizabeth R. Konieczny, Asst. Vice President

This form must be accompanied by appropriate fees

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that CIGLARETTE, INC., did on
December 23, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

Certified By: Diana Speltz Certificate Number: C20091223-1778 You may verify this certificate online at http://www.nvsos.gov/	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 23, 2009. /s/ Ross Miller Ross Miller Secretary of State